Exhibit 99.1

MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS

OF

SHENG YING ENTERTAINMENT CORP.

A Special Meeting of the Board of Directors of Sheng Ying Entertainment Corp., a Nevada corporation, was held on the 19th day of December, 2017, for the purposes of (1) considering a financing through a private placement, and (2) considering a proposed change of the Company’s name, and (3) transacting any other business as may properly come before the meeting.

Steve Raack, Chairman of the Board, called the meeting to order, presided over the meeting and recorded the minutes of the meeting. Directors Steven Raack and Markus Frick also participated.

The reading, correcting and approval of the minutes of the last meeting was waived by all Directors.

Director Steven Raack then presented a proposal for the Company to raise up to a maximum of US$2,000,000.00 through the sale of a maximum of 2,000,000 shares of the Company’s restricted Common Stock, at a sale price of US$1.00 per share. Director Thomas Raack moved to adopt the proposal, and Director Frick seconded the Motion. The Directors then had a lengthy and detailed discussion regarding the proposal, including the process which must be followed in order to comply with all applicable state and federal securities laws, rules and regulations. The Directors also discussed the matter with the Company’s corporate and securities counsel. After due consideration of the proposal, and consultation with the Company’s attorney and other consultants, the Motion was passed, unanimously, and it was,

RESOLVED that, the Company seek, through a private placement memorandum, to raise up to a maximum of US$2,000,000.00 through the sale of a maximum of 2,000,000 shares of the Company’s restricted Common Stock, at a sale price of US$1.00 per share. The Directors shall have total discretion to sell less than the 2,000,000 shares.

FURTHER RESOLVED that, the Company engage the Company’s corporate and securities counsel to prepare the necessary documentation to conduct the private placement.

FURTHER RESOLVED that, the officers and the Company’s corporate and securities counsel work together and take any and all actions, and execute any and all documents deemed necessary and appropriate, to effect the Resolution adopted herein, including the compliance with the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, to insure that the proposed offering will be exempt from registration under state and federal securities laws, rules and regulations applicable to publicly trading companies offering securities and raising capital without a filing a registration statement for same, together with actions to file and notify regulatory authorities of this action, and otherwise comply with all applicable state and federal laws, rules and regulations. It is specifically stipulated that the proposed offering shall be made to a limited number (no more than 10) “accredited investors”, as that term is defined in Regulation D promulgated under the Act.

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Director Steven Raack then made a Motion to recommend to the Company’s shareholders the change of the Company’s name to “VITALIBIS, INC.” Director Thomas Raack seconded the Motion. After a brief discussion, the Motion was passed, unanimously, and it was,

RESOLVED that, the Company present to shareholders for approval the amendment to the Company’s Articles of Incorporation to effect the name change to “VITALIBIS, INC., all pursuant to applicable Nevada state laws, rules and regulations, as well as the Company’s Bylaws.

FURTHER RESOLVED that, the officers and the Company’s corporate and securities counsel work together and take any and all actions, and execute any and all documents deemed necessary and appropriate, to effect the Resolution adopted herein, including coordinating the protocols for approval of the name change by shareholders, consistent with Nevada corporate law (NRS Ch. 78), together with actions to file and notify regulatory authorities of this action, and otherwise comply with all applicable laws, rules and regulations, including coordinating with FINRA. Securities counsel shall also coordinate with FINRA on the change of the Company’s symbol from SALL, to, in order of preference: VCBD; VIBE; and CBD.

Director Steven Raack then made a Motion to forward split the Company’s shares of Common Stock on the basis of 2.5 for 1, with the authorized capital remaining the same. Director Thomas Raack seconded the Motion. After a brief discussion, the Motion was seconded and unanimously carried, it was:

RESOLVED that, the total issued and outstanding shares of Common Stock of the Company shall be forward split on the basis of 2.5 for 1, as of December 31, 2017, or upon approval of the split and name change by FINRA, which ever first occurs. The total authorized shares remaining at 50,000,000 (45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock), par value remaining at $.001 per share. Any fractional shares resulting from the split shall be rounded up to the next whole number.

FURTHER RESOLVED that, the officers and counsel shall take all action and execute any and all documents deemed necessary and appropriate to file and notify regulatory authorities of this action, and otherwise comply with applicable laws, rules and regulations, including obtaining a new CUSIP Number, and performing any other act, as required by FINRA.

There being no further business to come before the meeting, and upon motion duly made and seconded, the meeting was adjourned.

/s/ Steven Raack

Steven Raack, Chairman of the Board

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